EXHIBIT 10.24


          FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT


          This First Amendment to Non-Qualified Stock Option
Agreement dated as of this 15th day of December, 1995 (the
"Amendment") by and between Foodbrands America, Inc., formerly known as Doskocil Companies Incorporated (the "Corporation"), and
R. Randolph Devening (the "Optionee").

          WHEREAS, the Corporation and the Optionee entered into that certain Employment Agreement dated as of August 2, 1994 (the
"Employment Agreement"); and

          WHEREAS, Section 3 of the Agreement is consistent with the terms of the Employment Agreement, but Sections 7(b) and 7(d) of the Agreement are in conflict with both Section 3 of the Agreement and the Employment Agreement.

          WHEREAS, the purpose of this Amendment is to delete the conflicting sections of the Agreement so that the Agreement is internally consistent and consistent with the Employment
Agreement; and

          WHEREAS, the Board of Directors of the Corporation has approved this Amendment at a meeting held on December 14, 1995.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Corporation and the Optionee hereby amend the Agreement as follows:


     1.        The Amendments.

               (a) Section 7(b). Section 7(b) is amended by deleting it in its entirety and replacing it with the following:

                    (b)  If the Optionee dies (i) on or prior to
               July 31, 1997 or (ii) on or after January 1, 2000 but before the Option Expiration Date and is employed by the Corporation or a Subsidiary of the Corporation at the time of death, or if the Optionee dies within a period of three months following the termination of his or her employment (but before the Option Expiration Date), the Option may be exercised, to the extent the Optionee was entitled to exercise the Option as of the date of his or her death, within a period ending on the earlier to occur of (A) the date which is one year following the date of death, or
               (B) the Option Expiration Date. Under such circumstances, the Option may be exercised by the Beneficiary named by the Optionee in a valid Beneficiary designation filed with the Committee, as more fully described in Section 12 hereof, and if no such Beneficiary designation has been filed with the Committee at such time, or if no such designated Beneficiary has survived the Optionee, then the Option may be exercised by the executor or administrator of the estate of the Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

               (b) Section 7(d). The Agreement is amended by deleting Section 7(d) in its entirety.

          2. The Agreement. The term "Agreement" as used in the Non-Qualified Stock Option Agreement and in this Amendment shall hereafter mean the Non-Qualified Stock Option Agreement as amended by this Amendment. The Non-Qualified Stock Option Agreement, as amended hereby, shall continue in full force and effect in accordance with the terms thereof.

          3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the date first above written.


                                FOODBRANDS AMERICA, INC.



                                By: (Horst O. Sieben)
                                   Horst O. Sieben, Senior Vice
                                   President and Chief Financial
                                   Officer



                                (R. Randolph Devening)
                                R. Randolph Devening